EXHIBIT 5.1, Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

       [letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]

December 15, 2000

Palatin Technologies, Inc.
103 Carnegie Center, Suite 200
Princeton, New Jersey 08540

Ladies and gentlemen:

     We have acted as counsel for Palatin Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on December 15, 2000 under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of the following securities:

     1. 2,532,369 shares of common stock, par value $.01 per share (the "Common Stock"), sold in a private placement in September and October 2000 to certain of the selling stockholders ("Selling Stockholders") named in the Registration Statement.

     2. Up to 506,475 shares of Common Stock issuable upon exercise of the Company's Common Stock Warrants ("Private Placement Warrants") issued to certain of the Selling Stockholders in conjunction with their purchase of Common Stock in the private placement described in paragraph 1 above.

     3. Up to 303,884 shares of Common Stock issuable upon exercise of the Company's Common Stock Warrants ("Private Placement Finder's Warrants") issued to Privateq Advisors AG as partial compensation for its services as a finder in the private placement described in paragraph 1 above.

     4. Up to 50,000 shares of Common Stock issued or issuable upon exercise of the Company's Common Stock Warrants ("Watson Termination Warrants") issued in April 2000 to certain of the Selling Stockholders in connection with the termination of the Company's license agreement with Watson Laboratories, Inc.

     As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

     1. The 2,532,369 shares of Common Stock issued to the Selling Stockholders were duly authorized and validly issued by the Company, and are fully paid and non-assessable.

Palatin Technologies, Inc.
December 15, 200
Page 2


     2. Up to 506,475 shares of Common Stock issuable upon exercise of Private Placement Warrants, if and when paid for and issued upon exercise of Private Placement Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

     3. Up to 303,884 shares of Common Stock issuable upon exercise of Private Placement Finder's Warrants, if and when paid for and issued upon exercise of Private Placement Finder's Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

     4. (a) Up to 41,062 shares of Common Stock issuable upon exercise of Watson Termination Warrants, if and when paid for and issued upon exercise of Watson Termination Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable; and (b) 8,938 shares of Common Stock issued upon exercise of Watson Termination Warrants in accordance with the terms thereof, are duly authorized and validly issued by the Company, and are fully paid and non-assessable.

     We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled "Legal Matters" for a description of ownership of the Company's securities by a member of this firm.

                            Very truly yours,

                            MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.